Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

RenovoRx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
	Equity	Common Stock, par value $0.0001 per share, underlying Underwriter Warrants (Primary Offering)(2)	457(g)	198,875	$10.80	(3)	$2,147,850	0.00011020	$237
	Equity	Common Stock, par value $0.0001 per share, underlying Note Warrants (Primary Offering)(4)	457(g)	708,820	$10.80	(3)	$7,655,256	0.00011020	$843
	Equity	Common Stock, par value $0.0001 per share, underlying IPO Warrants (Primary Offering)(5)	457(g)	1,879,300	$10.80	(4)	$20,296,440	0.00011020	$2,237
	Equity	Common Stock, par value $0.0001 per share (Secondary Offering)(6)	457(g)	2,786,995	-		-	-	-	(7)
	Equity	Note Warrants to purchase Common Stock (Secondary Offering)(8)	457(g)	708,820	-		-	-	-	(7)
Fee Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts					$30,099,546		$3,317
		Total Fee Offsets							$2,474
		Net Fee Due							$843

(1)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.
(2)	Consists of shares of the Registrant’s Common Stock issuable by the Registrant upon the exercise of Underwriter Warrants (as defined in this Registration Statement).
(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(4)	Consists of shares of the Registrant’s Common Stock issuable by the Registrant upon the exercise of Note Warrants (as defined in this Registration Statement).
(5)	Consists of shares of the Registrant’s Common Stock issuable by the Registrant upon the exercise of IPO Warrants (as defined in this Registration Statement),
(6)	Consists of an aggregate number of shares of Common Stock registered for resale by the Selling Securityholders named in this Registration Statement, issuable upon the exercise of the Underwriter Warrants, Note Warrants, and IPO Warrants.
(7)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Common Stock.
(8)	Consists of 708,820 Note Warrants registered for resale by the Selling Securityholders named in this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant of Filer Name	Form or Filing Type	File Number		Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Newly Registered Securities
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	RenovoRx, Inc.	S-1/A	333-258071	(12)		8/25/21	$2,474	Equity	Shares underlying IPO Warrants and Underwriter Warrants included as part of the Units		$22,444,290
Fee Offset Claims	RenovoRx, Inc.	S-1	333-258071	(12)	7/21/21							$2,474